SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 March 20, 2000


                            Advanced Knowledge, Inc.
               (Exact name of issuer as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-25247                                     95-4675095
(Commission File Number)                    (IRS Employer Identification No.)


        17337 Ventura Boulevard, Suite 224, Encino, CA 91316 (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (818) 878-0040

Item 1.  Changes in Control of Registrant.

         As described more fully in Item 2, on March 20, 2000, Advanced Knowledge, Inc. ("Advanced Knowledge") acquired all of the outstanding common shares of Soccer Magic Inc., a privately owned Ontario corporation ("Soccer Magic"), in exchange for 10,000,000 newly issued shares of Advanced Knowledge common stock. As a result of this transaction, there may be deemed to have been a change in control of Advanced Knowledge.

         Prior to the acquisition, Buddy Young was a director and the President, Chief Executive Officer and Chief Financial Officer of Advanced Knowledge, and he beneficially owned 1,976,147 shares of Advanced Knowledge common stock, representing 32.94% of the 6,000,000 shares then outstanding. Effective at the closing of the acquisition, Mr. Young and each of the other directors and officers of Advanced Knowledge resigned from their positions with the company. As a result of the issuance of Advanced Knowledge common stock to the former shareholders of Soccer Magic in connection with the acquisition, Mr. Young's beneficial ownership was reduced to 12.35% of the 16,000,000 shares now outstanding.

         At the closing of the acquisition, Manny Gross, Myron Grunberg and Brian Rattenbury -- all of whom are directors, officers and former shareholders of Soccer Magic -- were appointed to serve as the new directors and officers of Advanced Knowledge. The table below lists the offices to which they were appointed, as well as the number of shares and percentage of the class of Advanced Knowledge common stock over which they acquired beneficial ownership as a result of the acquisition:

                                                Number of Shares      Percentage

         Name                Office             Beneficially Owned    of Class
         ----                ------             ------------------    ----------

         Manny Gross         Chief Executive    2,852,084(1)          17.83%
                             Officer

         Myron Grunberg      President          2,112,084(2)          13.20%

         Brian Rattenbury    Chief Financial    1,387,500              8.67%
                             Officer

         All directors and
         officers as a group
         (3 persons)                            6,351,668             39.70%
------------------
(1) Does not include 693,750 shares which Mr. Gross has the right to acquire, upon satisfaction of certain conditions, from an entity controlled by Mr. Rattenbury. Such shares are included in the total number of shares listed as beneficially owned by Mr. Rattenbury.

(2) Includes a total of 1,372,084 shares which Mr. Grunberg owns as trustee for the benefit of his children. Does not include 740,000 shares which are owned of record by Mr. Grunberg's spouse (4.63% of the class), as to which he disclaims beneficial ownership.

Item 2.  Acquisition or Disposition of Assets.

         On March 20, 2000, pursuant to an agreement dated as of December 14, 1999 (the "Acquisition Agreement"), Advanced Knowledge purchased all of the outstanding shares of Soccer Magic through an exchange of 0.84244082 of its shares for each share of Soccer Magic. The exchange ratio was negotiated based on management's evaluation of the strategic position and prospects of Soccer Magic in its industry. Advanced Knowledge issued a total of 10,000,000 shares of its common stock to the former shareholders of Soccer Magic in the transaction. As a result of the acquisition, Soccer Magic became a wholly owned subsidiary of Advanced Knowledge. Under reverse takeover accounting principles, Soccer Magic is deemed to be the accounting acquirer in the transaction.

         Soccer Magic was incorporated in Canada under the laws of the Province of Ontario on January 29, 1997. Soccer Magic designs, constructs, owns and operates modern multi-recreational and family oriented facilities, with soccer as its primary venue. These facilities also serve a variety of other field sports such as touch football, rugby, lacrosse, field hockey and golf. The facilities can accommodate both seasoned and novice players of these sports. Soccer Magic currently operates two such facilities through wholly owned subsidiaries in Kingston and London, Ontario, but is positioned to acquire additional facilities capitalizing on the growing demand for indoor soccer facilities. Soccer Magic's business strategy for company owned locations is to be the first entrant in each target market satisfying an identifiable local demand for indoor facilities. Each target market will be selected based on the presence of a significant soccer playing population and its relation with the local soccer association. Soccer Magic competes on the basis of its distinctive facility design, superior quality, and pricing strategy.

         Going forward, Advanced Knowledge plans to focus its business exclusively on the continuation and expansion of Soccer Magic's business. Accordingly, Advanced Knowledge plans to change its name to Sporting Magic Inc. as soon as possible, after obtaining shareholder approval.

         In furtherance of its change of business, on March 20, 2000, following the Soccer Magic acquisition, Advanced Knowledge sold all of the assets and liabilities related to its workforce training video business to Becor Internet Inc. ("Becor"), a corporation controlled by Buddy Young, who is a significant shareholder and, at the time of the sale, was a director and executive officer of Advanced Knowledge. The sale was made pursuant to an Asset Sale Agreement dated as of March 16, 2000, which was unanimously approved by the disinterested directors of Advanced Knowledge. The assets transferred included all rights to the "Advanced Knowledge" name; the advancedknowledge.com web site; four workforce training videos; and all cash, accounts receivable, inventory, equipment, personal property, and rights under production and distribution agreements held by Advanced Knowledge as of March 20, 2000. In exchange for the assets, Becor assumed, and both Becor and Mr. Young agreed to indemnify Advanced Knowledge with respect to, all of the liabilities incurred or accrued by Advanced Knowledge prior to March 20, 2000. According to the unaudited balance sheet of Advanced Knowledge as of March 20, 2000, Advanced Knowledge had total assets of $117,848 and total liabilities of $300,983 at that date. The total liabilities as of such date included approximately $204,995 of principal and interest owed to Mr. Young under a secured promissory note.

         In the Asset Sale Agreement, Advanced Knowledge covenanted not to (i) use the Advanced Knowledge name after the asset sale has been completed, except for using the corporate name for general corporate purposes until it is able to change its corporate name; (ii) change the transfer agent for its common stock for two years after March 20, 2000; (iii) engage in any recapitalization, reorganization, or reverse split or consolidation of shares for two years after March 20, 2000; or (iv) issue more than 6,000,000 shares of common stock, or other securities which may be converted into or exercised for the purchase of shares of common stock, between March 20, 2000 and the Deadline, as hereinafter defined.

         Some of the assets and liabilities which Advanced Knowledge transferred to Becor were acquired by Advanced Knowledge through the August 26, 1998 merger of Advanced Knowledge, Inc., a privately held company ("AKIP"), with and into DMA-Radtech, Inc. At the time of the merger, Mr. Young was an officer, director and principal stockholder of AKIP. Through the merger, Advanced Knowledge acquired assets from AKIP valued at $37,000 and liabilities from AKIP valued at $35,000. The liabilities acquired represented principal and interest owed by AKIP to Mr. Young. In connection with the merger, AKIP also paid $25,000 to the parent of DMA- Radtech.

         The acquisition of Soccer Magic's stock is subject to automatic rescission and unwinding at 5:00 p.m. Pacific Time on June 30, 2000 (the "Deadline") unless, prior to the Deadline, Advanced Knowledge completes a private placement of common stock raising gross proceeds for Advanced Knowledge of at least $2,700,000 and Advanced Knowledge is then current in its filing obligations with the SEC. To facilitate any rescission, the shares and other items delivered by the parties at the closing of the acquisition were deposited in an escrow, with an independent third party serving as escrow agent. If there is a rescission, the Soccer Magic shares acquired by Advanced Knowledge will be returned to the current Soccer Magic shareholders, and the Advanced Knowledge shares issued to the Soccer Magic shareholders will be returned to Advanced Knowledge for cancellation.

Item 4.  Change in Registrant's Certifying Accountants.

         (a) Farber & Hass LLP ("Farber & Hass") has served as the principal accountants to audit Advanced Knowledge's financial statements. Due to the Soccer Magic acquisition, Advanced Knowledge has dismissed Farber & Hass as its principal accountants effective upon the filing of this report. Neither of the reports of Farber & Hass on Advanced Knowledge's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to audit scope or accounting principles. The opinion on the financial statements for the year ended August 31, 1999, contained an explanatory paragraph which raised substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss Farber & Hass was approved by the board of directors of Advanced Knowledge on April 3, 2000. There were no disagreements with Farber & Hass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such firm's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         Advanced Knowledge has provided Farber & Hass with a copy of this disclosure and has requested that they furnish Advanced Knowledge with a letter addressed to the Commission stating whether they agree with this disclosure and, if not, stating the respects in which they do not agree. Farber & Hass's letter to the Commission is included herewith as Exhibit 16.

         (b) Effective upon the filing of this report, Advanced Knowledge has engaged Grant Thornton LLP ("Grant Thornton"), the principal accountants to Soccer Magic, as its new principal accountants. Prior to the filing of this report, Grant Thornton was not consulted on any of the matters requiring disclosure under Item 304(a)(2) of Regulation S-B, except that Grant Thornton was consulted generally about the preparation of the pro forma financial information included pursuant to Item 7 of this report. Farber & Hass was not consulted in that regard.

         Advanced Knowledge has requested Grant Thornton to review this disclosure and has given them the opportunity to furnish a letter addressed to the Commission containing any new information, clarification of the views expressed herein, or any respects in which Grant Thornton does not agree with the statements made in response to this item. Any such letter, if furnished, will be filed as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial  Statements of Businesses  Acquired.  The historical
                  financial   statements  of  Soccer  Magic  will  be  filed  by
                  amendment hereto, as permitted by Item 7(a)(4) of Form 8-K.

         (b) Pro Forma Financial Information. Pro forma financial information reflecting the Soccer Magic acquisition and subsequent sale of assets is appended at the end of this report.

         (c) Exhibits. The following exhibits are provided in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.       Document Description

         2.1      Form  of  Acquisition   Agreement  by  and  between   Advanced
                  Knowledge and Soccer Magic dated as of December 14, 1999.(1)

         2.2 Escrow Agreement dated as of March 16, 2000 by and among Advanced Knowledge, Soccer Magic and Jack L. Chegwidden, a professional corporation, as escrow agent.

                  The following attachment to the Escrow Agreement will be provided to the Commission upon request:

                  Attachment     Description
                  ----------     -----------
                  Schedule A     Addresses of SMI Shareholders

         2.3 Asset Sale Agreement dated as of March 16, 2000 by and among Advanced Knowledge, Becor Internet, Inc. and Buddy Young and ratified and approved by Soccer Magic.

                  The following attachments to the Asset Sale Agreement will be provided to the Commission upon request:

                  Attachment     Description
                  ----------     -----------
                  Exhibit A      Schedule of Trademarks, Patents and Copyrights
                  Exhibit B      Schedule of Personal Property
                  Exhibit C      Schedule of Equipment Leases
                  Exhibit D      Schedule of Contracts, Accounts Receivable and
                                    Inventory
                  Exhibit E      Schedule of Other Events
                  Exhibit F      Schedule of Assumed Liabilities

         2.4 Form of Purchase and Sale Agreement dated as of December 1999 by and between Advanced Knowledge and each of the former shareholders of Soccer Magic.

         2.5 Representation letter from Buddy Young to Soccer Magic and its former shareholders.

         2.6 Amendment Agreement dated as of February 14, 2000 by and among Advanced Knowledge; Soccer Magic; Becor Internet, Inc.; Jack
                  L. Chegwidden, a professional corporation, as escrow agent; officers of Advanced Knowledge; officers of Soccer Magic; and Buddy Young, Manny Gross, Myron Grunberg and Brian Rattenbury, as individuals.

         16       Letter  of   Farber  &  Hass  LLP  on  change  in   certifying
                  accountant.
---------------------

(1) Previously filed as an exhibit to Advanced Knowledge's Form 10-QSB filed with the Commission on December 12, 1999 for the period ended November 30, 1999 and incorporated herein by reference.

Item 8.  Change in Fiscal Year.

         As explained in Note 2 to the pro forma balance sheet included in this report, under reverse takeover accounting principles, the post-reverse acquisition historical financial statements of the legal acquirer, Advanced Knowledge, are those of the legal acquiree, Soccer Magic (the accounting acquirer). Because Advanced Knowledge's historical financial statements are now those of Soccer Magic, Advanced Knowledge's fiscal year end has also changed from August 31 to October 31 (Soccer Magic's fiscal year end). Advanced Knowledge will file a quarterly report on Form 10-QSB for the pre-acquisition quarter ended February 29, 2000. Thereafter, as a result of the change in fiscal year, Advanced Knowledge will file quarterly reports on Form 10-QSB for the quarters ending April 30, 2000 and July 31, 2000 and will file its next annual report on Form 10-KSB for the year ending October 31, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ADVANCED KNOWLEDGE, INC.
                                                     (Registrant)


Date:  April 3, 2000                              By:   /s/ Myron Grunberg
                                                        ------------------
                                                            Myron Grunberg
                                                            President

Item 7(b)














ADVANCED KNOWLEDGE, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
FEBRUARY 29, 2000
(UNAUDITED)








The following pro forma financial information is prepared in connection with the transaction between Advanced Knowledge, Inc. and Soccer Magic Inc. through the acquisition of 100% of the outstanding capital stock of Soccer Magic Inc. by Advanced Knowledge, Inc. The closing of the transaction occurred on March 20, 2000 effective as of the same date. The financial statements forming the basis of the following pro forma financial information are the audited financial statements of Advanced Knowledge, Inc. for the fiscal period ending August 31, 1999, the unaudited financial statements of Soccer Magic Inc. for the fiscal period ending October 31, 1999, the unaudited financial statements of Advanced Knowledge, Inc. for the six month period ending February 29, 2000 and the unaudited financial statements of Soccer Magic Inc. for the three month period ending January 31, 2000, respectively.

                            Advanced Knowledge, Inc.
                      Consolidated Pro Forma Balance Sheet
                             as at February 29, 2000
                        (Unaudited - in US$ and US GAAP)

                                           Advanced
                               Soccer    Knowledge,      Elimina-      Pro Forma
                            Magic Inc.         Inc.        tions    Consolidated
--------------------------------------------------------------------------------
ASSETS
Current
  Cash .................  ($    3,714)  $    13,931   ($   13,931)  ($    3,714)
  Accounts receivable
      Trade ............       10,993        55,423       (55,423)       10,993
      GST ..............        3,212          --            --           3,212
      Employee advances         8,270          --            --           8,270
  Inventory ............         --          47,444       (47,444)         --
  Prepaid expenses .....       53,814         1,050        (1,050)       53,814
--------------------------------------------------------------------------------
                               72,575       117,848      (117,848)       72,575
--------------------------------------------------------------------------------
Fixed assets (Note 3)
  Site development costs      217,278          --            --         217,278
  Dome installation &
      equipment ........      303,662          --            --         303,662
  Dome structure .......      610,322          --            --         610,322
  Modular buildings ....      325,741          --            --         325,741
  FieldTurf ............      222,061          --            --         222,061
  Boards, netting and
      equipment ........      247,848          --            --         247,848
--------------------------------------------------------------------------------
                            1,926,912          --            --       1,926,912
  Less: Accumulated
      depreciation .....     (409,352)         --            --        (409,352)
--------------------------------------------------------------------------------
                            1,517,560          --            --       1,517,560
--------------------------------------------------------------------------------
                          $ 1,590,135   $   117,848   ($  117,848)  $ 1,590,135
================================================================================
LIABILITIES
Current
  Trade payables .......  $   312,334   $   113,021   ($  113,021)  $   312,334
  Source deductions ....        5,792          --            --           5,792
  Advances from share-
      holders ..........         --         187,962      (187,962)         --
  Deferred revenue .....       87,799          --            --          87,799
  Current portion of
      long term debt ...      179,633          --            --         179,633
--------------------------------------------------------------------------------
                              585,558       300,983      (300,983)      585,558
--------------------------------------------------------------------------------
Long term
  Bank loan ............      167,785          --            --         167,785
  Lease obligations ....      582,058          --            --         582,058
  Advances from share-
      holders ..........    1,842,418          --            --       1,842,418
--------------------------------------------------------------------------------
                            2,592,261          --            --       2,592,261
--------------------------------------------------------------------------------
                            3,177,819       300,983      (300,983)    3,177,819
--------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock (Note 5) .          413         6,000          (413)        6,000
Paid in capital ........         --         222,000      (222,000)         --
Cumulative translation
      adjustment .......      101,519          --            --         101,519
Deficit ................   (1,689,616)     (411,135)      405,548    (1,695,203)
--------------------------------------------------------------------------------
                           (1,587,684)     (183,135)      183,135    (1,587,684)
--------------------------------------------------------------------------------
                          $ 1,590,135   $   117,848   ($  117,848)  $ 1,590,135
================================================================================


                             Advanced Knowledge, Inc
            Consolidated Pro Forma Statement of Net Loss and Deficit
                       Six months ended February 29, 2000
                        (Unaudited - in US$ and US GAAP)


                                           Advanced
                               Soccer    Knowledge,      Elimina-      Pro Forma
                            Magic Inc.         Inc.        tions    Consolidated
--------------------------------------------------------------------------------
REVENUES

League play, tournaments
  and field rentals .....  $   201,466        --             --     $   201,466
Golf ....................        7,084        --             --           7,084
Other income ............       31,870        --             --          31,870
--------------------------------------------------------------------------------
                               240,419        --             --         240,419
--------------------------------------------------------------------------------
EXPENSES

Depreciation ............       99,031        --             --          99,031
Interest - long term ....       57,252        --             --          57,252
Interest - short term ...        1,128        --             --           1,128
Maintenance and supplies        25,207        --             --          25,207
Marketing ...............       32,667        --             --          32,667
Miscellaneous ...........       45,659        --            5,587        51,246
Office and occupancy
  costs .................       28,772        --             --          28,772
Rent ....................       27,586        --             --          27,586
Salaries and wages ......       96,983        --             --          96,983
Taxes ...................       27,989        --             --          27,989
Utilities ...............       27,262        --             --          27,262
--------------------------------------------------------------------------------
                               469,536        --            5,587       475,123
--------------------------------------------------------------------------------
Net loss ................     (229,117)       --           (5,587)     (234,704)
Deficit, beginning of
  period ................   (1,460,499)       --             --      (1,460,499)
--------------------------------------------------------------------------------
Deficit, end of period ..  ($1,689,616)       --      ($    5,587)  ($1,695,203)
================================================================================


                            Advanced Knowledge, Inc.
                      Consolidated Pro Forma Balance Sheet
                              as at August 31, 1999
                        (Unaudited - in US$ and US GAAP)

                                           Advanced
                               Soccer    Knowledge,      Elimina-      Pro Forma
                            Magic Inc.         Inc.        tions    Consolidated
--------------------------------------------------------------------------------
ASSETS
Current
  Cash .................  $    33,024   $    10,859   ($   10,859)  $    33,024
  Accounts receivable
      Trade ............       35,565        28,568       (28,568)       35,565
      GST ..............        5,673          --            --           5,673
      Employee advances         7,920          --            --           7,920
  Inventory ............         --          49,444       (49,444)         --
  Prepaid expenses .....       23,366         1,050        (1,050)       23,366
--------------------------------------------------------------------------------
                              105,548        89,921       (89,921)      105,548
--------------------------------------------------------------------------------
Fixed assets (Note 3)
  Site development costs      214,236          --            --         214,236
  Dome installation &
      equipment ........      299,412          --            --         299,412
  Dome structure .......      601,780          --            --         601,780
  Modular buildings ....      321,182          --            --         321,182
  FieldTurf ............      218,953          --            --         218,953
  Boards, netting and
      equipment ........      243,400          --            --         243,400
--------------------------------------------------------------------------------
                            1,898,963          --            --       1,898,963
  Less: Accumulated
      depreciation .....     (354,389)         --            --        (354,389)
--------------------------------------------------------------------------------
                            1,544,574          --            --       1,544,574
--------------------------------------------------------------------------------
                          $ 1,650,122   $    89,921   ($   89,921)  $ 1,650,122
================================================================================
LIABILITIES
Current
  Trade payables .......  $   265,990   $    59,617   ($   59,617)  $   265,990
  Source deductions ....        6,832          --            --           6,832
  Advances from share-
      holders ..........         --         127,962      (127,962)         --
  Deferred revenue .....      163,925          --            --         163,925
  Current portion of
      long term debt ...      182,375          --            --         182,375
--------------------------------------------------------------------------------
                              619,122       187,579      (187,579)      619,122
--------------------------------------------------------------------------------
Long term
  Bank loan ............      181,743          --            --         181,743
  Lease obligations ....      594,520          --            --         594,520
  Advances from share-
      holders ..........    1,768,825          --            --       1,768,825
--------------------------------------------------------------------------------
                            2,545,088          --            --       2,545,088
--------------------------------------------------------------------------------
                            3,164,210       187,579      (187,579)    3,164,210
--------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock (Note 5) .          408         4,000          (408)        4,000
Paid in capital ........         --          99,000       (99,000)         --
Cumulative translation
      adjustment .......      (53,997)         --            --         (53,997)
Deficit ................   (1,460,499)     (200,658)      197,066    (1,464,091)
--------------------------------------------------------------------------------
                           (1,514,088)      (97,658)       97,658    (1,514,088)
--------------------------------------------------------------------------------
                          $ 1,650,122   $    89,921   ($   89,921)  $ 1,650,122
================================================================================


                            Advanced Knowledge, Inc.
            Consolidated Pro Forma Statement of Net Loss and Deficit
                           Year ended August 31, 1999
                        [Unaudited - in US$ and US GAAP)


                                           Advanced
                               Soccer    Knowledge,      Elimina-      Pro Forma
                            Magic Inc.         Inc.        tions    Consolidated
--------------------------------------------------------------------------------
REVENUES

League play, tournaments
  and field rentals .....  $   310,369        --             --     $   310,369
Golf ....................       16,839        --             --          16,839
Other income ............        9,017        --             --           9,017
--------------------------------------------------------------------------------
                               336,225        --             --         336,225
--------------------------------------------------------------------------------
EXPENSES

Depreciation ............      193,426        --             --         193,426
Interest - long term ....      115,751        --             --         115,751
Interest - short term ...        3,225        --             --           3,225
Maintenance and supplies        39,105        --             --          39,105
Marketing ...............       53,087        --             --          53,087
Miscellaneous ...........       48,547        --            3,592        52,139
Office and occupancy
  costs .................       47,875        --             --          47,875
Rent ....................       53,914        --             --          53,914
Salaries and wages ......      193,294        --             --         193,294
Taxes 64,945 ............         --          --           64,945
Utilities ...............       50,971        --             --          50,971
--------------------------------------------------------------------------------
                               864,140        --            3,592       867,732
--------------------------------------------------------------------------------
Net loss ................     (527,914)       --           (3,592)     (531,506)
Deficit, beginning of
  period ................     (932,585)       --             --        (932,585)
--------------------------------------------------------------------------------
Deficit, end of period ..  ($1,460,499)       --      ($    3,592)  ($1,464,091)
================================================================================

NOTES TO PRO FORMA BALANCE SHEET

Note 1   Organization and Description of Business

The Company, incorporated as EKS RN CON Inc. under the laws of the State of Delaware on January 2, 1987 changed its name to Advanced Knowledge, Inc. following a reorganization and merger with Advanced Knowledge, Inc., a privately held Delaware corporation on August 26, 1998.

On January 7, 2000, pursuant to an agreement dated September 14, 1999, the Company issued 2,000,000 common shares as consideration for consulting services provided by four individuals.

On March 20, 2000, the Company purchased all the outstanding shares of Soccer Magic Inc. through an exchange of 0.84244082 of its shares for each share of Soccer Magic Inc. Following that transaction, on March 20, 2000, the Company sold all the assets and liabilities related to its workforce training video business to Becor Internet Inc., a company controlled by Mr. Buddy Young who is a significant shareholder and former director and officer of the Company. The Company plans to change its name to Sporting Magic Inc. which will require approval of its shareholders.

Soccer Magic Inc., was incorporated under the laws of the Province of Ontario of Canada on January 29, 1997. Soccer Magic Inc. designs, constructs, owns and operates modern multi- recreational and family oriented facilities with soccer as its primary venue. These facilities also serve a variety of other field sports such as touch-football, rugby, lacrosse, field hockey and golf. Soccer Magic Inc. currently operates two such facilities through wholly owned subsidiaries in Kingston and London, Ontario.

Note 2   Significant Accounting Policies

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

Significant accounting policies are outlined below:

a)       Recapitalization

On March 20, 2000, the Company purchased all of the outstanding shares of Soccer Magic Inc. through an exchange of 0.84244082 of its shares for each share of Soccer Magic Inc. (the "Acquisition"). As a result of the Acquisition, the shareholders of Soccer Magic Inc. owned approximately 63% of the outstanding shares of the Company and, accordingly, the purchase of Soccer Magic by the Company is accounted for as a reverse takeover transaction under generally accepted accounting principles.

Under generally accepted accounting principles, the Acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Soccer Magic Inc. for the net monetary assets of the

Company, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" (the Company), are those of the "legal acquiree" (Soccer Magic Inc.) (i.e. the accounting acquirer).

Accordingly, the pro forma consolidated financial statements of the Company as at February 29, 2000, are the historical financial statements of Soccer Magic Inc. for the same period adjusted for the following transactions contained in the Share Exchange Agreement executed at the consummation of the Acquisition. The basic structure and terms of the Acquisition, together with the applicable accounting effects, is as follows:

     i. The Company acquired all of the outstanding shares of Common stock of Soccer Magic Inc. from various shareholders in exchange for 10,000,000 shares of newly issued Common stock of the Company. The Common stock exchange, in addition to the Company's existing shares outstanding, collectively resulted in the recapitalization of the Company.

     ii. The consolidated financial statements of the combined entity are issued under the name of the legal parent, Advanced Knowledge, Inc., but are considered a continuation of the financial statements of the legal subsidiary, Soccer Magic Inc.;

     iii. As Soccer Magic Inc. is deemed to be the acquirer for accounting purposes, its assets and liabilities are included in the consolidated financial statements at their historical carrying values;

     iv.  Any comparative numbers are those of Soccer Magic Inc.; and,

     v. For purposes of the accounting for the Acquisition, control of the net assets and operations of the Company is deemed to have been acquired by Soccer Magic Inc. effective February 29, 2000. The sale of the net assets and liabilities related to the workforce video training business is deemed to have occurred immediately after the acquisition of the Soccer Magic Inc. shares, resulting in an accumulative net deficit of $5,587. This net deficit has been applied to increase the expenses of Soccer Magic Inc. immediately after the reverse takeover. The corresponding amount included in the pro forma information for the August 31, 1999 period is $3,592.

b)   Capital assets

     Capital assets are recorded at the lower of cost less accumulated amortization and net recoverable amount. All capital assets are amortized at rates of 10% and 20% annually on a declining balance basis.

c)   Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

d)   Foreign currency translation

     The functional currency of the Company is the Canadian dollar. The financial statements are presented in U.S. dollars using the principles set out in Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" (SFAS No. 52). Assets and liabilities are translated at the rate of exchange in effect at the close of the period. Revenues and expenses are translated at the weighted average of exchange rates in effect during the period. The future effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars will be included as part of the accumulated other comprehensive loss component of shareholders' equity.

e)   Accounting for leases

     A lease that transfers substantially all the benefits and risks incident to ownership of property is treated as a capital lease, otherwise the lease is accounted for as an operating lease.

Note 3   Capital Assets

Fixed assets are amortized on a declining balance basis at the following rates:

  Site development costs                                      10%
  Dome installation & equipment                               10%
  Dome structure                                              10%
  Modular buildings                                           10%
  Field Turf                                                  10%
  Boards and netting and equipment                    10% and 20%



Note 4   Commitments

The company leases its land in London and Kingston under long term operating leases and its buildings and air supported structures under capital leases. Future minimum lease payments under capital and operating leases are as follows:


                                                   Capital             Operating
                                                    Leases                Leases
--------------------------------------------------------------------------------
2000                                              $160,601               $54,305
2001                                               160,601                55,518
2002                                               160,601                55,732
2003                                               112,834                56,800
2004                                               103,280                57,047
Subsequently                                       318,377               157,577
                                                 -------------------------------
Net minimum lease payments                       1,016,294              $436,979
Less: Amount representing interest                (320,755)             ========
Present value of minimum lease payments            695,539
Less: Current portion                             (113,481)
                                                 ---------
                                                  $582,058
                                                 =========

Note 5   Share Capital

         Authorized and Issued Share Capital

         Authorized common shares
         $0.001 par value                                             25,000,000

         Issued and outstanding as at November 30, 1999                4,000,000
         Issued pursuant to consulting agreements,
           January 7, 2000 (see Note 1)                                2,000,000
                                                                      ----------
                                                                       6,000,000
         Issued pursuant to Acquisition (see Note 2a)                 10,000,000
                                                                      ----------
         Issued and outstanding as at March 20,2000                   16,000,000
                                                                      ==========

         The number of issued and outstanding shares of the Company prior to the Acquisition (see note 2a) was 6,000,000, including 2,000,000 shares issued on January 7, 2000 pursuant to consulting agreements dated September 14, 1999.